UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2015

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2015, Vitamin Shoppe, Inc., a Delaware Corporation (the “Company”), and Vitamin Shoppe Industries Inc., a New York Corporation (the “Subsidiary”), entered into an amendment (the “Galgano Amendment”) to the Employment and Non-Competition Agreement (the “Galgano Employment Agreement”) with Brenda Galgano, in her continuing capacity as Executive Vice President, Chief Financial Officer of the Company and the Subsidiary. The Galgano Amendment extends the term of the Galgano Employment Agreement through March 31, 2016, unless earlier terminated as provided in the Galgano Employment Agreement. The Galgano Amendment also provides that the Subsidiary shall continue to pay to Ms. Galgano an annual base salary of $484,100, subject to increases as may be approved by our Board of Directors.

Also on March 27, 2015, the Company and the Subsidiary entered into an amendment (the “Weiss Amendment”) to the Employment and Non-Competition Agreement (the “Weiss Employment Agreement”) with Louis H. Weiss, in his continuing capacity as Executive Vice President, Chief Merchandising and Marketing Officer of the Company and the Subsidiary. The Weiss Amendment extends the term of the Weiss Employment Agreement through March 31, 2016, unless earlier terminated as provided in the Weiss Employment Agreement. The Weiss Amendment also provides that the Subsidiary shall continue to pay to Mr. Weiss an annual base salary of $450,000, subject to increases as may be approved by our Board of Directors. In addition, the Weiss Amendment provides that Mr. Weiss shall continue to be eligible for an annual cash bonus award with a target amount of 50% of his then current base salary pursuant to the Subsidiary’s Management Incentive Program.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Employment and Non-Competition Agreement, dated March 27, by and among Vitamin Shoppe, Inc., Vitamin Shoppe Industries Inc. and Brenda Galgano.

10.2	Amendment No. 3 to Employment and Non-Competition Agreement, dated March 27, by and among Vitamin Shoppe, Inc., Vitamin Shoppe Industries Inc. and Louis H. Weiss.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: March 30, 2015	By	/s/ Jean Frydman
	Name:	Jean Frydman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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